EXHIBIT 4.1
EXECUTION VERSION
$150,000,000
MASTEC, INC.
7 5/8% SENIOR NOTES DUE 2017
Guaranteed by
THE GUARANTORS NAMED HEREIN
PLACEMENT AGREEMENT

January 24, 2007

January 24, 2007
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
     MasTec, Inc. (“MasTec”), a Florida corporation, or (the “Company”), proposes to issue and sell to Morgan Stanley & Co. Incorporated (the “Placement Agent”) $150,000,000 aggregate principal amount of its 7 5/8% Senior Notes due 2017 (the “Notes”). The Notes are to be issued pursuant to the provisions of an indenture to be dated as of January 31, 2007 (the “Indenture”) among the Company and the subsidiary guarantors of the Company named in Schedule II hereto (collectively, the “Guarantors”) and U.S. Bank National Association, as Trustee (the “Trustee”).
     The Notes will be jointly and severally guaranteed on a senior, unsecured and unsubordinated basis by the Guarantors pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.”
     The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”).
     The Placement Agent and its direct and indirect transferees will be entitled to the benefits of a registration rights agreement dated the date hereof among the Company, the Guarantors and the Placement Agent (the “Registration Rights Agreement”).
     The execution and delivery of this Agreement, the Registration Rights Agreement and the Indenture (the “Transaction Documents”) and the issuance and sale of the Securities contemplated herein and therein, and as contemplated in each Memorandum, are hereinafter collectively referred to as the “Offering.”
     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated January 16, 2007 (the “Preliminary Memorandum”) and will prepare a final offering memorandum, dated January 24, 2006 (the “Final Memorandum” and, with the Preliminary Memorandum, each a “Memorandum”) including a description of the terms of the Securities, the terms of the Offering and a description of the Company. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities other than the Preliminary Memorandum or the Final Memorandum, and “Time of Sale Memorandum” means the Preliminary Memorandum together with the Additional Written Offering Communications, if any, each identified in Schedule III hereto. As used herein, the terms Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum shall include the documents, if any incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) that are deemed to be incorporated by reference therein. The “Applicable Time” means 10:30 a.m., New York City Time, on January 24, 2007, which is the time of the first sale of the Notes by the Placement Agent to the public.
     1. Representations and Warranties. The Company and each of the Guarantors, jointly and severally, represents and warrants to, and agrees with, you that:
     (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Time of Sale Memorandum at the Applicable Time does not, and at the time of each sale of the Securities in connection with the offering when the Final Memorandum is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Memorandum, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Preliminary Memorandum does not contain and the Final Memorandum, as of its date and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum based upon information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use therein.

     (b) Except for the Additional Written Communications, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, use or refer to, any Additional Written Offering Communication.
     (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Florida, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries (financial or otherwise), taken as a whole (“Material Adverse Effect”).
     (d) Each Guarantor has been duly incorporated or organized, is validly existing as a corporation or a limited liability company, as the case may be, is in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a Material Adverse Effect. Except as otherwise described in the Time of Sale Memorandum and Final Memorandum, all of the outstanding shares of capital stock of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. As used in this Agreement, “subsidiary” or “subsidiaries” shall mean both direct and indirect subsidiaries of an entity.
     (e) This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.
     (f) The Company and each of the Guarantors have full right, power and authority to execute and deliver each of the Transaction Documents to which they are party and perform their respective obligations thereunder.
     (g) The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the Placement Agent in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the effects of (1) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally from time to time in effect, (2) general principles of equity (whether considered in a proceeding in equity or at law) and (3) an implied covenant of good faith and fair dealing (the “Enforceability Limitations”), and will be entitled to the benefits of such Indenture pursuant to which such Notes are to be issued, and the applicable Registration Rights Agreement.
     (h) [Reserved].
     (i) Each of the Indenture and the Registration Rights Agreement has been duly authorized by the Company and each Guarantor and, when executed and delivered in accordance with its terms by each of the parties thereto, assuming the due authorization by the Trustee, will be a valid and binding agreement of the Company and each Guarantor enforceable in accordance with its terms, subject to the Enforceability Limitations. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.
     (j) [Reserved.]
     (k) The statements set forth in the Time of Sale Memorandum and the Final Memorandum under the caption “Description of Other Indebtedness,” insofar as they purport to describe the documents referred to therein, are accurate and complete in all material respects.
     (l) The execution and delivery by the Company and each of the Guarantors of, and the performance by the Company and each of the Guarantors of its respective obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company or any Guarantor, (iii) any agreement or other instrument binding upon the Company or any Guarantor, or any of their respective subsidiaries, that is material to the Company and its subsidiaries taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Guarantor or any of their respective subsidiaries, and, except that, in the case of clauses (i) and (iv), for any contravention that would not reasonably be expected to have a Material Adverse Effect; no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Guarantors of their respective obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, (x) except for such consents, approvals, authorizations, orders and qualifications that have been obtained or where failure to do so would not reasonably be expected to have a Material Adverse Effect and (y) except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities, by federal and state securities laws with respect to the Company and each of the Guarantor’s respective obligations under the Registration Rights Agreements or as have or will be obtained prior to the Closing Date.
     (m) [Reserved.]
     (n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum provided to prospective purchasers of the Securities.
     (o) BDO Seidman, LLP and Ernst & Young LLP, who have audited certain financial statements of the Company and delivered their report with respect to the audited consolidated financial statements included in the Time of Sale Memorandum and the Final Memorandum, are each an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Exchange Act, and the applicable published rules and regulations thereunder.
     (p) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Memorandum and the Final Memorandum and proceedings that would not have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company or the Guarantors to perform their respective obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Time of Sale Memorandum.
     (q) [Reserved.]
     (r) Except as described in the Time of Sale Memorandum and the Final Memorandum, subsequent to the respective dates as of which information is given in the Time of Sale Memorandum and the Final Memorandum, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, on a consolidated basis.
     (s) Except as set forth in the Time of Sale Memorandum and the Final Memorandum, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.
     (t) Except as set forth in the Time of Sale Memorandum and the Final Memorandum, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, have a Material Adverse Effect.
     (u) Neither the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Memorandum and the Final Memorandum will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (v) [Reserved.]
     (w) The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Time of Sale Memorandum and the Final Memorandum, or which would not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries which are material to the business of the Company or any Guarantor are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as set forth in the Time of Sale Memorandum and the Final Memorandum.
     (x) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
     (y) Except as described in the Time of Sale Memorandum and the Final Memorandum, no material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and the Guarantors, is imminent; and the Company and the Guarantors are not aware of any existing, threatened or imminent labor disturbance by the employees of their principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.
     (z) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Memorandum and the Final Memorandum.
     (aa) Each of the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Memorandum and the Final Memorandum.
     (bb) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Memorandum and the Final Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (cc) [Reserved.]
     (dd) None of the Company, the Guarantors or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company or the Guarantors has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (ee) None of the Company, the Guarantors, their Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Company, the Guarantors and their Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except no representation, warranty or agreement is made by the Company or the Guarantors in this paragraph with respect to the Placement Agent.
     (ff) It is not necessary in connection with the offer, sale and delivery of the Securities to the Placement Agent in the manner contemplated by this Agreement to register the Securities under the

Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.
     (gg) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.
     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Placement Agent, and the Placement Agent, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company, the aggregate principal amount of Notes set forth in Schedule I at a purchase price of 98.25% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, to the Closing Date.
     3. Terms of Offering. The Placement Agent has advised the Company and each Guarantor that it will make an offering of the Securities purchased by it hereunder, as soon as practicable after this Agreement is entered into as in its judgment is advisable.
     4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the account of the Placement Agent at 10:00 a.m., New York City time, on January 31, 2007, or at such other time on the same or such other date, not later than February 1, 2007, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     The Securities shall be in definitive form and/or global form, as specified by the Placement Agent, and registered in such names and in such denominations as the Placement Agent shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to the Placement Agent on the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Placement Agent duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.
     5. Conditions to the Placement Agent’s Obligations. The obligations of the Placement Agent to purchase and pay for the Securities on the Closing Date are subject to the following conditions:
     (a) Subsequent to the execution and delivery of this Agreement and on or prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum (excluding any amendments or supplements thereto) provided to the prospective purchasers of the Securities that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.
     (b) The Placement Agent shall have received on the Closing Date a certificate dated the Closing Date and signed by an executive officer of the Company to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Placement Agent shall have received on the Closing Date a certificate dated the Closing Date and signed by an executive officer of each Guarantor, to the effect that the representations and warranties of each such Guarantor contained in this Agreement are true and correct as of the Closing Date and that each such Guarantor has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     Each such officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (d) The Placement Agent shall have received an opinion, dated the Closing Date, of Greenberg Traurig, P.A., outside counsel for the Company and the Guarantors, substantially in the form attached as Exhibit A-1. Such opinion shall be rendered to the Placement Agent at the request of the Company and shall so state therein.

     (e) The Placement Agent shall have received an opinion, dated the Closing Date, of Holland & Hart LLP, outside Nevada counsel for the Guarantors which are incorporated in Nevada, substantially in the form attached as Exhibit A-2. Such opinion shall be rendered to the Placement Agent at the request of the Company and shall so state therein.
     (f) The Placement Agent shall have received an opinion, dated the Closing Date, of Shearman & Sterling LLP, counsel for the Placement Agent, with respect to the issuance and sale of the Securities and such other related matters as the Placement Agent may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.
     (g) The Placement Agent shall have received on each of the date hereof and the Closing Date letters, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Placement Agent, from each of BDO Seidman and Ernst & Young LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Memorandum and the Final Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date that is three business days prior to the Closing Date.
     (h) The Securities shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.
     (i) The Registration Rights Agreement shall have been executed and delivered by the parties thereto.
     (j) The Placement Agent shall have received on the Closing Date an opinion of Albert de Cardenas, Esq., inside counsel for the Company, dated the Closing Date, to the effect that (i) the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, (ii) each Guarantor is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, and (iii) the statements relating to legal matters, documents or proceedings included in the Time of Sale Memorandum and the Final Memorandum under the caption “Business – Legal Proceedings” fairly summarize in all material respects such matters, documents or proceedings.
     (k) [Reserved.]
     (l) The Placement Agent shall have received such other documents and certificates as are reasonably requested by the Placement Agent or its counsel.
     6. Covenants of the Company and Guarantors. In further consideration of the agreements of the Placement Agent contained in this Agreement, the Company and each Guarantor, jointly and severally, covenants with the Placement Agent as follows:
     (a) To furnish to the Placement Agent in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) and 6(d), as many copies of the Time of Sale Memorandum, the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as the Placement Agent may reasonably request.
     (b) Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.
     (c) To furnish you a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Additional Written Offering Communication to which you reasonably object.
     (d) If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of counsel for the Placement Agent, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agent and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.
     (e) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Placement Agent, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Placement Agent, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agent, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.
     (f) To endeavor to cooperate with the Placement Agent and its counsel to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.
     (g) [Reserved.]
     (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and the Guarantors’ counsel and the Company’s and the Guarantors’ accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Time of Sale Memorandum, the Preliminary Memorandum and the Final Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Placement Agent, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Placement Agent, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agent in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company and the Guarantors relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and the Guarantors and any such consultants, and the cost of any aircraft chartered in connection with the road show, one-half of which aircraft charter cost shall be reimbursed to the Company by the Placement Agent and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6, Section 9, and the last paragraph of Section 11, the Placement Agent will pay all of its costs and expenses, including fees and disbursements of its counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers it may make.
     (i) That none of the Company, the Guarantors nor any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the Securities Act.
     (j) That none of the Company, the Guarantors nor any of their Affiliates will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (k) While any of the Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule

144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Securities Exchange Act.
     (l) That none of the Company, the Guarantors nor any of their Affiliates nor any person acting on its or their behalf (other than the Placement Agent) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and each of the Company, the Guarantors and their Affiliates and each person acting on its or their behalf (other than the Placement Agent) will comply with the offering restrictions requirement of Regulation S.
     (m) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act), to resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
     (n) That none of the Company or the Guarantors will take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.
     The Company also agrees that, without the prior written consent of the Placement Agent, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes (other than the sale of the Notes under this Agreement).
     7. [Reserved.]
          8. Offering of Securities; Restrictions on Transfer. (a) The Placement Agent represents and warrants that it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). The Placement Agent agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Transfer Restrictions.”

     (b) The Placement Agent represents, warrants, and agrees with respect to offers and sales outside the United States that:
     (i) the Placement Agent understands that no action has been or will be taken in any jurisdiction by the Company or the Guarantors that would permit a public offering of the Securities, or possession or distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;
     (ii) the Placement Agent will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any such other material, in all cases at its own expense;
     (iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;
     (iv) the Placement Agent has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 8(a); accordingly, neither the Placement Agent, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Placement Agent, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;
     (v) such Placement Agent, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Member State”), has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Member State it has not made and will not make an offer of Securities to the public in that Member State, except that it may, with effect from and including such date, make an offer of Securities to the public in that Member State:
(a)	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of the above, the expression an “offer of Securities to the public” in relation to any Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in that Member State;
     (vi) such Placement Agent has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 the Financial Services and Markets Act 2000) in connection with the issue or sale of the Securities in circumstances in which section 21(1) of such Act does not apply to us and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom; and
     (viii) such Placement Agent agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:
     “The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”
     Terms used in this Section 8(b) have the meanings given to them by Regulation S.
     9. Indemnity and Contribution. (a) The Company and each Guarantor, jointly and severally, agrees to indemnify and hold harmless the Placement Agent, each person, if any, who controls the Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Placement Agent within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company, or the Final Memorandum or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use therein.
     (b) The Placement Agent agrees to indemnify and hold harmless the Company and each Guarantor, their directors, their officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to the Placement Agent, but only with reference to information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use in the Preliminary Memorandum, the the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by or referred to by the Company, or the Final Memorandum or any amendment or supplement thereto.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Placement Agent, in the case of parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
          (d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Placement Agent on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Placement Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Placement Agent on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Guarantors and the total discounts and commissions received by the Placement Agent, in each case as set forth in the Time of Sale Memorandum and the Final Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and of the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or by the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          (e) The Company and each Guarantor and the Placement Agent agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.
          (f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent, any person controlling the Placement Agent or any affiliate of the Placement Agent or by or on behalf of the Company and the Guarantors, their officers or directors or any person controlling the Company or the Guarantors and (iii) acceptance of and payment for any of the Securities.
          10. Termination. The Placement Agent may terminate this Agreement by notice given by you to the Company if, after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Placement Agent’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Placement Agent’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum and the Final Memorandum.
          11. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If this Agreement shall be terminated by the Placement Agent because of any failure or refusal on the part of the Company or the Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantors shall be unable to perform their respective obligations under this Agreement, the Company and the Guarantors will reimburse the Placement Agent for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Placement Agent in connection with this Agreement or the offering contemplated hereunder.
     12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Placement Agent with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.
     (b) The Company acknowledges that in connection with the offering of the Securities: (i) the Placement Agent has acted at arms length, is not an agent of, and owes no fiduciary duties to, the Company, the Guarantors or any other person, (ii) the Placement Agent owes the Company and the Guarantors only those duties and obligations set forth in this Agreement and (iii) the Placement Agent may have interests that differ from those of the Company and the Guarantors. The Company and each Guarantor waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.
     13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
     If to the Placement Agent:
Morgan Stanley & Co. Incorporated.
1585 Broadway
New York, NY 10036
Facsimile: 212-761-0781
Attention: High Yield Syndicate Desk
     with a copy to the Legal Department.
     If to the Company:
MasTec, Inc.
800 S. Douglas Road, 12th Floor
Coral Gables, FL 33134
Facsimile: (305) 406 — 1907
Attention: Alberto de Cardenas, Esq.
          Any party hereto may change the address for receipt of communications by giving written notice to the others.
     15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     16. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
     17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

MASTEC, INC.

By:	/s/ Alberto de Cardenas

Name: Alberto de Cardenas
Title: EVP, General Counsel and Secretary

CHURCH & TOWER, INC.

By:	/s/ Alberto de Cardenas

Name: Alberto de Cardenas
Title: EVP, General Counsel and Secretary

MASTEC ASSET MANAGEMENT COMPANY, INC.

By:	/s/ Alberto de Cardenas

Name: Alberto de Cardenas
Title: EVP, General Counsel and Secretary

MASTEC BRAZIL I, INC.

By:	/s/ Alberto de Cardenas

Name: Alberto de Cardenas
Title: EVP, General Counsel and Secretary

MASTEC BRAZIL II, INC.

By:	/s/ Alberto de Cardenas

Name: Alberto de Cardenas
Title: EVP, General Counsel and Secretary

MASTEC CONTRACTING COMPANY, INC.

By:	/s/ Alberto de Cardenas

Name: Alberto de Cardenas
Title: VP

MASTEC FC, INC.

By:	/s/ Alberto de Cardenas

Name: Alberto de Cardenas
Title: EVP, General Counsel and Secretary

MASTEC LATIN AMERICA, INC.

By:	/s/ Alberto de Cardenas

Name: Alberto de Cardenas
Title: EVP, General Counsel and Secretary

MASTEC NORTH AMERICA AC, LLC

By:	/s/ Alberto de Cardenas

Name: Alberto de Cardenas
Title: EVP, General Counsel and Secretary

MASTEC NORTH AMERICA, INC.

By:	/s/ Alberto de Cardenas

Name: Alberto de Cardenas
Title: EVP, General Counsel and Secretary

MASTEC OF TEXAS, INC.

By:	/s/ Alberto de Cardenas

Name: Alberto de Cardenas
Title: EVP, General Counsel and Secretary

MASTEC SERVICES COMPANY, INC.

By:	/s/ Alberto de Cardenas

Name: Alberto de Cardenas
Title: EVP, General Counsel and Secretary

MASTEC SPAIN, INC.

By:	/s/ Alberto de Cardenas

Name: Alberto de Cardenas
Title: EVP, General Counsel and Secretary

MASTEC TC, INC.

By:	/s/ Alberto de Cardenas

Name: Alberto de Cardenas
Title: EVP, General Counsel and Secretary

MASTEC VENEZUELA, INC.

By:	/s/ Alberto de Cardenas

Name: Alberto de Cardenas
Title: EVP, General Counsel and Secretary

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

By:	/s/ Kenneth G. Pott

Name: Kenneth G. Pott
Title: Managing Director

SCHEDULE I

Aggregate
Principal Amount
of Securities to be
Placement Agent	Purchased
Morgan Stanley & Co. Incorporated	$150,000,000

Total:	$150,000,000

Schedule I -1

SCHEDULE II
Subsidiary Guarantors

Jurisdiction of
Company	Formation
Church & Tower, Inc.	FL
MasTec Asset Management Company, Inc.	NV
MasTec Brazil I, Inc.	FL
MasTec Brazil II, Inc.	FL
MasTec Contracting Company, Inc.	NV
MasTec FC, Inc.	NV
MasTec Latin America, Inc.	DE
MasTec North America AC, LLC	FL
MasTec North America, Inc.	FL
MasTec of Texas, Inc.	TX
MasTec Services Company, Inc. (f/k/a Central America Construction, Inc.)	FL
MasTec Spain, Inc.	FL
MasTec TC, Inc.	NV
MasTec Venezuela, Inc.	FL
Schedule II -1

SCHEDULE III
PRICING SUPPLEMENT
Issued January 24, 2007
MasTec, Inc.
$150,000,000 7.625% SENIOR NOTES DUE 2017

Pricing Supplement dated January 24, 2007 to preliminary Offering Memorandum dated January 16, 2007 of MasTec, Inc. (“MasTec”).
This Pricing Supplement is qualified in its entirety by reference to the preliminary Offering Memorandum. The information in this Pricing Supplement supplements the preliminary Offering Memorandum.
Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the preliminary Offering Memorandum.

Issuer:	MasTec, Inc., a corporation organized under the laws of Florida.

Notes Offered:	$150,000,000 aggregate principal amount of 7.625% senior notes due 2017 (the “Notes”).

Maturity:	The Notes will mature on February 1, 2017.

Issue Price:	100% per Note and accrued interest, if any.

Interest:	The Notes will bear interest at 7.625% per annum, semi-annually in arrears.

Interest Payment Dates:	Interest on the Notes will be paid semi-annually in arrears on each of February 1 and August 1, beginning on August 1, 2007.

Interest on the notes will accrue from the date of issuance.

Record Dates:	The record dates for the Notes will be January 15 and July 15 of each year until maturity.

Trade Date:	January 24, 2007

Settlement Date:	We expect that delivery of the Notes will be made to investors in book-entry form through the facilities of The Depository Trust Company on or about January 31, 2007, which will be the fifth business day following the date of pricing of the Notes or T+5. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade such Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that such Notes
Exhibit III-I

initially will settle on T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes prior to their date of delivery hereunder should consult their own advisors.

Optional Redemption:	The Issuer may redeem the Notes, in whole or in part, at any time on or after February 1, 2012. The redemption price for the Notes (expressed as a percentage of principal amount) will be as follows, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period commencing on February 1 of any year set forth below:

Year	Redemption Price
2012	103.813%
2013	102.542%
2014	101.271%
2015 and thereafter	100.000%

In addition, at any time prior to February 1, 2010, the Issuer may redeem up to 35% of the principal amount of the Notes with the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Issuer at a redemption price (expressed as a percentage of principal amount) of 107.625%, plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of the Notes originally issued on the Settlement Date remains outstanding after each such redemption (excluding Notes held by the Issuer and its Subsidiaries) and notice of any such redemption is mailed within 60 days of each such sale of Capital Stock. In addition, at any time prior to February 1, 2012, the Issuer may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium (calculated using, to the extent applicable, a discount rate of T+50) as of, and accrued and unpaid interest, if any, to, the redemption date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Registration Rights:	We and the guarantors are obligated to use commercially reasonable efforts to offer to exchange the notes under the Securities Act or otherwise register the resale of the notes no later than nine months after the closing of this offering. If this requirement is not met, then the annual interest rate borne by the Notes will be increased by 0.25% over the rate shown above for the first 90 days following the end of such period and by an additional 0.25% for each subsequent 90-day period, up to a maximum of 1.0% over the rate shown above until all such registration defaults are cured. Holders who do not participate in the exchange offer or in the registration may thereafter hold a less liquid security than holders who do participate.

CUSIP:	Notes sold under Rule 144A: 576323AE9
Notes sold under Regulation S: U5759TAB1
ISIN:	Notes sold under Rule 144A: US576323AE94
Notes sold under Regulation S: USU5759TAB18
Exhibit III-I

EXHIBIT A-1
FORM OF LEGAL OPINIONS OF GREENBERG TRAURIG, P.A.
     The opinion of the counsel for the Company, to be delivered pursuant to Section 5(c) of the Placement Agreement shall be to the effect that:
A.	The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and the Final Memorandum.

B.	Each Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and the Final Memorandum. With respect to each of the Guarantors listed on Schedule II, such Guarantor’s authorized capital stock or limited liability company interests is as set forth on Exhibit A, and based solely on our review of such Guarantor’s stock ledger, the Company is the direct or indirect owner of record of the shares of such Guarantor’s capital stock or limited liability company interests as set forth on Exhibit A.

C.	The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Placement Agent in accordance with the terms of the Placement Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the Enforceability Limitations and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued.

D.	Each of the Placement Agreement, the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and each of the Indenture and the Registration Rights Agreement is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to the Enforceability Limitations.

E.	The Guarantees have been duly authorized, executed and delivered by, and the Guarantees are a valid and binding agreement of, each Guarantor, enforceable in accordance with their terms, subject to the Enforceability Limitations.

F.	The execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of their respective obligations under, the Placement Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene (i) any provision of any statute or governmental rule or regulation which, in our experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Final Memorandum (but without our having made any special investigation as to other laws and provided that we express
Exhibit A-1

no opinion in this paragraph with respect to (a) any laws, rules or regulations to which the Company or the Guarantors may be subject as a result of the Placement Agent’s legal or regulatory status or the involvement of the Placement Agent in such transactions, (b) any laws, rules or regulations relating to misrepresentations of fraud; (ii) the certificate of incorporation or by-laws of the Company or such Guarantor, as the case may be, (iii) any agreement that is an exhibit to the Company’s Form 10-K for the year ended December 31, 2005 or that has been filed with the SEC subsequent thereto (provided that we express no opinion as to any financial test or cross-default provision in any such agreement), or, (iv) to our actual knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, such Guarantor or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or any Guarantor of its respective obligations under the Placement Agreement, the Indenture, the Registration Rights Agreement or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

G.	The Exchange Notes have been duly authorized, and when executed, authenticated and issued in accordance with the terms of the Indenture pursuant to which such Exchange Notes are to be issued, and delivered in accordance with the terms of the Exchange Offer and the Placement Agreement, such Exchange Notes will be valid and legally binding obligations of the Company, entitled to the benefits of the Indenture pursuant to which such Exchange Notes are to be issued, and enforceable against the Company in accordance with their terms, subject to the Enforceability Limitations.

H.	We have no actual knowledge of any legal or governmental proceeding that is pending or threatened against the Company or any of its subsidiaries that has caused us to conclude that such proceeding would be required to be described by Item 103 of Regulation S-K under the Securities Act but is not so described in the Time of Sale Memorandum.

I.	The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Memorandum and the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

J.	The statements relating to legal matters, documents or proceedings included in the Time of Sale Memorandum and the Final Memorandum under the captions “Description of the Notes,” “Description of Other Indebtedness,” and “Transfer Restrictions,” in each case fairly summarize in all material respects such matters or documents.

K.	The statements in the Time of Sale Memorandum and the Final Memorandum under the caption “Tax Matters,” insofar as such statements constitute a summary of the
Exhibit A-1

United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein.

L.	Nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Time of Sale Memorandum (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of the date of the Placement Agreement or as amended or supplemented, if applicable, as of the date such opinion is delivered contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (B) the Final Memorandum (except for the financial statements and financial schedules and other financial and statistical data, as to which such counsel need not express any belief) when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to the matters referred to in the paragraph above, counsel may state that his or her opinions and beliefs are based upon his or her participation in the preparation of the Time of Sale Memorandum and the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof and review of the documents incorporated by reference therein, but are without independent check or verification except as specified.

M.	Based upon the representations, warranties and agreements of the Company and the Guarantors, as applicable, in Sections 1(dd), 1(ee), 1(gg), 6(h), 6(i) and 6(k) of the Placement Agreement and of the Placement Agent in Section 8 of the Placement Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Placement Agent under the Placement Agreement or in connection with the initial resale of such Securities by the Placement Agent in accordance with Section 8 of the Placement Agreement to register the Securities under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Security.
Exhibit A-1

EXHIBIT A-2
A.	Each of the Nevada Guarantors has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and the Final Memorandum. With respect to each of the Nevada Guarantors, such Guarantor’s authorized capital stock is as set forth on Exhibit A, and based solely on our review of such Guarantor’s stock ledger, the Company is the direct or indirect owner of record of the shares of such Guarantor’s capital stock as set forth on Exhibit A.

B.	Each of the Placement Agreement, the Indenture, the Guarantees and the Registration Rights Agreement has been duly authorized, executed and delivered by each Nevada Guarantor.

C.	The execution and delivery by the Nevada Guarantors of, and the performance by the Nevada Guarantors of their respective obligations under, the Placement Agreement, the Indenture, the Registration Rights Agreement and the Guarantees will not contravene (i) any provision of any statute or governmental rule or regulation which, in our experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Final Memorandum (but without our having made any special investigation as to other laws and provided that we express no opinion in this paragraph with respect to (a) any laws, rules or regulations to which the Nevada Guarantors may be subject as a result of the Placement Agent’s legal or regulatory status or the involvement of the Placement Agent in such transactions, (b) any laws, rules or regulations relating to misrepresentations of fraud; (ii) judgments, orders or decrees of which we have knowledge; or (iii) the certificate of incorporation or bylaws of each of the Nevada Guarantors, as the case may be, or, to our actual knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Nevada Guarantor or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by any of the Nevada Guarantors of its respective obligations under the Placement Agreement, the Indenture, the Registration Rights Agreement or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.
A-2